UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   April 27, 2010

ECO BUILDING INTERNATIONAL, INC.
(Exact name of registrant as specified in Charter)

Nevada	5080	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Tower B Jinshang International Building, 7th Floor, Room 701, Yinbing West Street
Jinzhong City, Shanxi Province, China
(Address of Principal Executive Offices)

086-13828824414
 (Issuer Telephone number)

1 Matthew Place, Ballintemple, Cork Ireland
Tel: 353-863-51-6838
Former fiscal year May 31
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry Into A Material Definitive Agreement

On April 27, 2010, Eco Building International, Inc. (the “Company” or “ECBI”) completed the acquisition of City Zone Holdings Limited, an emerging organic and non-organic agricultural products distributor in the Shanxi Province of the Peoples Republic of China engaged in procuring, processing, marketing and distributing various grain and corn products (“City Zone”), by means of a share exchange.  Simultaneously with the acquisition, the Company completed a USD $8,211,165.60 private placement of its securities to accredited investors at $4.40 per unit, with each “Unit” consisting of one share of Series A Convertible Preferred Stock, and a warrant to purchase 0.4 shares of common stock with an exercise price of $5.06 per share.

On April 27, 2010, the (“Closing Date”), the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among (i) City Zone, (ii) City Zone’s shareholders, (iii) the Company, and (iv) the principal stockholders of the Company. Pursuant to the terms of the Exchange Agreement, Expert Venture Limited, a company organized under the laws of the British Virgin Islands (“Expert”) and the other City Zone shareholders will transfer to the Company all of the shares of City Zone in exchange for the issuance of 8,736,932 shares of the common stock of the Company as set forth in the Exchange Agreement, so that Expert and other minority shareholders of City Zone shall own at least a majority of ECBI’s outstanding shares (the “Share Exchange”). As a result of the Share Exchange, City Zone became a wholly-owned subsidiary of ECBI and ECBI is a holding company.

In connection with the closing of the Share Exchange, Christopher Kidney cancelled 3,000,000 shares of the Common Stock that he owned in the Company, and resigned from our board of directors (the “Board”) and all office positions that he held in the Company. Accordingly, we appointed Jianming Hao as the Chairman of the Board and Wenjun Tian as a member of the Board, and we also appointed Jianming Hao as our Chief Executive Officer. Following the expiration of the ten (10) day time period following the mailing of an Information Statement complying with rule 14F-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Kidney’s resignation as a director shall become effective, and Jianming Hao and Wenjun Tian shall serve as directors of the Company.

The directors of the Company approved the Exchange Agreement and the transactions contemplated thereby. The directors of City Zone also approved the Exchange Agreement and the transactions contemplated thereby.

As a result of the Exchange Agreement, the Company acquired 100% of the processing and production operations of City Zone and its subsidiaries, the business and operations of which now constitutes the primary business and operations of the Company.   Specifically, as a result of the Exchange Agreement on April 27, 2010:

•
The Company acquired and now owns 100% of the issued and outstanding shares of capital stock of City Zone, the British Virgin Islands holding company which owns and controls the Deyu agricultural business, making City Zone a wholly-owned subsidiary of the Company;

•	The Company issued 8,736,932 shares of its common stock to the City Zone Shareholders;

•	City Zone Shareholders were issued common stock of the Company constituting approximately 87.36% of the fully diluted outstanding shares of the Company prior to the Private Placement.

Immediately after the  Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement of Units consisting of 1,866,174 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Investor Shares”) and Series A warrants to purchase up to 746,479 shares of the Company’s Common Stock (the “Warrants”), for aggregate gross proceeds of $8,211,165.60 (the “Private Placement”).  In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Investor Shares, within 60 calendar days of the Closing Date of the Private Placement, and use the Company’s best efforts to have the registration statement declared effective within 150 calendar days of the Closing Date of the Private Placement. The Company will pay monthly liquidated damages in cash to each Investor of 0.5% of the dollar amount of the purchase price of the Investor Shares, on a pro rata basis, for each 30 day period the Registration Statement is not declared effective, up to a maximum of 8% of the purchase price. However, no liquidated damages shall be paid with respect to any shares that the Company is not permitted to include in the Registration Statement due to the SEC’s application of Rule 415.

The holders of the Series A Convertible Preferred Shares will receive cumulative dividends at an annual rate of 5% of the applicable Series A Preferred Share original purchase price. Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Convertible Preferred Shares will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $4.40 per share (the amount, the “Liquidation Preference Amount”), before any payment shall be made or any assets distributed to the holders of the Common Stock (the “Liquidation Preference”). Each holder of Series A Preferred Shares will have the right, at the option of the holder at any time on or after the issuance of the Series A Preferred Shares, without the payment of additional consideration, to convert the Series A Preferred Shares into a number of fully paid and nonassessable shares of Common Stock equal to: (i) the Liquidation Preference Amount of such shares divided by (ii) the conversion price in effect as of the date of the conversion. For a period of two (2) years following the issuance of the Series A Preferred Shares, the conversion price of Series A Preferred Shares will be subject to adjustment for issuances of Common Stock (or securities convertible or exchangeable into shares of Common Stock) at a purchase price less than the conversion price of the Series A Preferred Shares.

The Series A Warrants:

(a)	entitle the holder to purchase 0.4 shares of Common Stock;
(b)	are exercisable any time after the Closing Date and expire on the date that is five years following the original issuance date of the Series A Warrants;
(c)	are exercisable, in whole or in part, at an exercise price of $5.06 per share of Common Stock (the “Warrant Price”); and
(d)
are exercisable only for cash (except that there will be a cashless exercise option if, after twelve months from the Issue Date, (i) the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation) and (ii) a registration statement under the Securities Act providing for the resale of the Common Stock issuable upon exercise of Warrant Shares is not in effect, in lieu of exercising this Warrant by payment of cash).

The Company also entered into a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which the City Zone Shareholders placed a number of shares of Common Stock equal to 100% of the number of shares of Common Stock underlying the Investor Shares, which are initially equal to 1,866,174 shares of Common Stock (the “Escrow Shares”) in an escrow account. The Escrow Shares are being held as security in the event the Company does not achieve $11 million in audited net income for the fiscal year 2010 (the “2010 Performance Threshold”) and $15 million in audited net income for the fiscal year 2011 (the “2011 Performance Threshold”). If the Company achieves the 2010 Performance Threshold and the 2011 Performance Threshold, the Escrow Shares will be released back to the City Zone Shareholders. If either the 2010 Performance Threshold or 2011 Performance Threshold is not achieved, an aggregate number of Escrow Shares (such number to be determined by the formula set forth in the Securities Escrow Agreement) will be distributed to the Investors, based upon the number of Investor Shares (on an as converted basis) purchased in the Private Placement and still beneficially owned by such Investor, or such successor, assign or transferee, at such time.  If any Investor transfers Investor Shares purchased pursuant to the Purchase Agreement, the rights to the Escrow Shares shall similarly transfer to such transferee, with no further action required by the Investor, the transferee or the Company.

The Company also entered into a lock-up agreement with the Investors (the “Lock-Up Agreement”), pursuant to which the Common Stock owned by the management of City Zone Holdings Limited will be locked-up until twelve (12) months after the Closing Date.

Copies of the Exchange Agreement, Purchase Agreement, Registration Rights Agreement, Securities Escrow Agreement, the Lock-Up Agreement and the Series A Warrant are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this Form 8-K. The description of the transactions contemplated by these documents does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated into this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on April 27, 2010, City Zone entered into an Exchange Agreement pursuant to which, Expert and the other City Zone shareholders transferred to the Company all of the shares of City Zone in exchange for the issuance by the Company of 8,736,932 shares of its common stock, which resulted in Expert owning at least a majority of the Company’s outstanding shares. As a result of the Share Exchange, City Zone became a wholly-owned subsidiary of ECBI and ECBI is a holding company. In connection with the Share Exchange, our principal shareholder, Christopher Kidney, cancelled 3,000,000 shares of the Common Stock that he owned in the Company.

BUSINESS

Overview

Prior to the Share Exchange, the Company was a development stage company intending to commence business operations by purchasing eco-friendly building supplies for sale throughout Europe and North America. The Company was incorporated in the State of Nevada on December 23, 2008, with the intent to focus on both retail and wholesale businesses. The Company’s common stock is thinly traded on the over-the-counter market under the symbol ECBI. Prior to the Share Exchange, the Company had not generated any revenue and accumulated losses of $17,760 for the period from inception through November 30, 2009.

References to “we,” “our,” “ours” and “us” refer to ECBI and its wholly owned subsidiary City Zone, unless otherwise indicated.

Operating through our wholly-owned subsidiaries, Jinzhong Deyu Agriculture Trading Co. Limited (“Deyu Agriculture”), Jinzhong Yongcheng Agriculture Trading Co. Limited (“Yongcheng”), and Jinzhong Yuliang Agriculture Trading Co. Limited (“Yuliang”), we are currently an emerging organic and non-organic agricultural products distributor in Shanxi province engaged in procuring, processing, marketing and distributing various grain and corn products. Deyu Agriculture focuses on processing and distributing grain products. Yongcheng and Yuliang focus on the distribution of corn and corn byproducts.

•
Grain Products –Deyu Agriculture procures and distributes grain products including millet, green beans, soy beans, black rice, and whole wheat flour. Deyu Agriculture acquires unprocessed grains and performs value-added processes to the grains such as peeling, cleaning, grinding and packaging. The majority of our finished products are then sold directly to supermarkets and grain wholesalers. Deyu Agriculture is the only company in the Shanxi province to have a portion its products certified as “Organic” by the China Organic Food Certification Center. The certification is effective from December 31, 2009 to December 20, 2010.

•	Corn –Yongcheng and Yuliang process and distribute corn and corn byproducts. Yongcheng and Yuliang acquire unprocessed corn and perform value-added processes such as cleaning, drying, and packaging.

Operating revenue for the year ended December 31, 2009 was $40,732,447, representing a 135.86% increase from the year ended December 31, 2008. Our net income for the year ended December 31, 2009 was $7,181,132, representing a 107.24% increase from $3,465,115 for the year ended December 31, 2008.

City Zone’s current corporate structure is set forth below:

Products

Our products include (i) corn products, and (ii) grain products. Our corn products are principally sold to large food and oil processing companies, and feed material production companies. Our grain products have been packaged under our registered trademarks Deyu and Shitie for retail distribution in supermarkets. We plan to increase the number of grain food product offerings by developing processed grain foods and higher value-added products. Our current grain products include the following:

Item	Weight	Unit
Fine millet	400g	bag
Fine millet	2,400g	bag
Fine millet	5kg	bag
Gift box millet	400g	bag
Green bean	400g	bag
Green bean noodle	800g	bag

Green bean	800g	bag
Corn grits	400g	bag
Corn flour	800g	bag
Soybean	400g	bag
Whole wheat flour	5kg	bag
Whole wheat flour	25kg	bag
Black rice	400kg	bag
Buckwheat noodle	800g	bag
Sorghum flour	800g	bag
Gift box grains	2,400g	bag
Combo bean flour	2,400g	bag
Combo red flour	2,400g	bag
Health congee	936g	bag

      (Fine Millet 400g)       (Fine Millet 1800g)         (Soybean 400g)

Product Characteristics

Our farmland is located in the center of Shanxi province which has a relatively dry climate which is ideal for grain cultivation. Grain crop growth relies principally on the climate and rainfall, and is not dependent on the application of chemical fertilizers or pesticides. Our simple value-added processing of grains maintains the grain’s original nutritional components.  A portion of Deyu Agriculture’s grain products are certified as “Organic” by the Beijing Zhonglu Huaxia Organic Food Certification Centre, the chief organic food certification organization accredited and approved by the Certification and Accreditation Administration of the PRC (CNCA).

We provide technological guidance and support to our farmers regarding (1) seed dissemination, (2) cultivation methods, (3) ecological fertilizer, (4) irrigation, (5) cultivation, (6) weeding and (7) harvesting. Working closely with our farmers helps ensure that we receive high quality raw materials for production. We also utilize an advanced product control system to help ensure high-quality finished products.

Market Opportunity

Grain products contain high levels of vitamin B1, dietary fiber and trace elements. Coarse grains are beneficial to people with diabetes or high blood pressure. The Chinese Nutrition Society, commissioned by the Ministry of Health in 2007 to formulate Dietary Guidelines, recommends consumption of 250-400 grams per day of processed grain foods for adults. They also recommended that adults consume 50-100 grams per day of coarse grains and whole grain foods. 72% of adults in China, amounting to 607 million people, are urban residents. Based on these guidelines, the demand of people in urban cities could reach 7.66 million tons.

As a result of the economic growth and improved living standards in China, the dietary components of the Chinese population have changed dramatically. In general, the population pays more attention to diet and nutrition. Management believes that the increased awareness of the value and benefits of grain products has resulted in an increased demand for our organic grain products.
Corn and Corn Byproducts

The demand for corn has increased significantly, with annual growth of 3.26% for 2006 through 2009 and growth of 2.88% expected for 2010 through 2015. According to estimates by United States Department of Agriculture (“USDA”), the global demand for corn has substantially exceeded supply from 2007 through 2009:

Year	Beginning Balance	Supply	Demand	Supply Demand Gap	Closing Balance
2006/2007	125,110	713,130	728,080	-14,950	110,160
2007/2008	110,160	789,810	778,880	10,930	121,090
2008/2009	130,350	787,830	778,600	9,230	1,395.8
2009/2010	139,580	785,140	796,520	-11,380	1,281.9
(Units: ‘000 tons)
(Source: USDA)
Corn as Feed Materials

Since 1997, feed production has maintained steady growth. China is now the second largest feed producer, second only to the United States. Corn is the main raw feed material for pigs, cattle, chickens and other livestock. Corn byproducts, including corn stalks, are also used as an important source of feed.

Corn Food Products

The development of corn processing has led to a revolution in corn consumption habits. In many developed countries, corn is regarded as a “health food” and a “golden food.” In the United States, over one tenth of health foods are made with corn or corn byproducts. In recent years, demand for corn in international markets has grown. Corn oil squeezed from corn germs contains over 10 types of fatty acids, more than 50% of which are acids rich in vitamins A and E. Corn oil is healthy, low in cholesterol and has positive effects on high blood pressure and heart disease. Corn oil is also widely used in the pharmaceutical and chemical industries.

Sales Network

Grain Products

We established a marketing center in Beijing focused on promoting our products throughout China. In addition, we plan to expand our sales network to include offices in Shenzhen, Hangzhou, Chengdu, Tianjin and Congqing. Our main sales channels are as follows:

•
Supermarkets: Hualian, RT-Mart Supermarket, Wal-Mart, Tiankelong, Yung-hui, China Resources Vanguard, Aoshi Kai, Sinopec Convenience Stores, Supermarkets, Tian Jia, Tianhe supermarket chains, Sen Tian supermarket , etc. At present, our sales network covers about 400 supermarkets in Shanxi Province, and 500 in Beijing. We plan to expand to another 500 supermarkets in the first half of 2010 and another 1,000 in the latter half of the year.

•	Wholesale markets: We plan to develop several wholesalers in Beijing and other cities.

Corn

Corn is used extensively in feeds, edible food and highly processed products. Global energy shortages make corn an attractive alternative energy source.

We have strategic partnerships with large customers such as Yihai Group, New Hope Group, Zhenda Feeds and provincial Grain Reserves. We have entered into a two year master agreement with Yihai Group for the sale of corn products. According to the master agreement, Yihai will purchase from us 250,000 tons of corn in 2010 and 500,000 tons in 2011.

Product Development

At present, our grain products are pre-packaged products (preliminary products and simple processed products). We plan to develop highly processed foods such as instant foods and other high value-added grain foods, and to develop more products based on consumer demand.

•	Focus On Preliminary and Simple Processed Grain Food Products

Over the next two to three years, we will focus on the development of simple processed grain food products, with the goal of becoming the top producer of these products. Our existing grain products are naturally healthy foods that maintain their original nutritious properties and we believe will meet the demand of consumers seeking healthy diets.

In 2010, the Company launched healthy congee (cooked by electric cooker) and colored grain products (cooked by a soybean milk machine) which target white collar families in urban cities.

•	Deep Processed Grain Products to be Developed

We plan to introduce deep processed grain products gradually and plan to develop instant foods. These types of food products are easy to store, convenient to prepare, and maintain their healthy nutritional characteristics. This is especially suitable for consumer groups who have little time to prepare meals, but are concerned with maintaining a healthy diet.

Processing and Warehousing Capacities

Our facilities have site coverage of 11,667 square meters and constructed area of 6,752 square meters. The plant also includes a 3,000 square meter drying area surrounded by villages and farmlands in Shanzhuang Tou Village of Shitie County. We passed an environmental assessment conducted by the Environmental Protection Bureau of Jinzhong City and obtained a sewage discharge permit.

•	Production Capacity

We are equipped with three fully automatic production lines for millet, grains and flour. The lines include various kinds of rice milling machines, filtering machines, elevators, color selection machines, exhaust fans, automatic packing machines and other equipment.

Grains production flow chart:

Raw products                   Stone cleaning                  Husking                  Grinding     Classification
       Color selection                  Polishing                  Packaging                  Storage

Flour (corn flour, millet flour) production flow chart:

       Raw grains              Peeling                  Flour mill                  Packaging                  Storage

To ensure high quality we installed fully automated production equipment in our facilities.

■
Production equipment is fully automated. Raw materials are moved through the production process via the elevator. The production process is fully enclosed for protection against any pollution or contamination.

■
We installed equipment with advanced color selection technology for grains. The device is stable and reliable, and features automatic temperature control, automatic removal of dust and impurities, automatic air pressure detection, self injection and light testing.

■	The cooling system helps millet maintain its nutritious components, color and appearance.

■	Selective application of the polishing process helps maintain nutritional components.

Our modern equipment and technology, combined with advanced processing techniques, helps ensure that grain production is high-quality, natural, green and ecological.  Additionally, a portion of our grains can be categorized as organic. The careful management of breeding, cultivation, production, packaging and storage also leads to high quality products.

We implemented strict quality control on each process in purchasing, storage, processing, packaging, and distribution. We keep any items that are examined in the course of quality control inspections for one year in accordance with National Technology Quality Supervision Bureau requirements. We cooperate fully with the Bureau during their random testing and examination of our products.

•	Packaging Capacity

Our 400 square-meter packaging facility is dust proof, moisture proof, anti-static, anti-rodent and air ventilated and is isolated from the rest of the plant. Products are transported by hoisting machine to the packaging facility, which has four production lines: automated vacuum packaging, automated granular packaging, automated Hatta hybrid packaging and automated powder packaging. All processes in the packaging facility are enclosed to avoid contamination.

The vacuum packaging line automates measuring, bag making, filling, cutting, bag shaping, vacuum sealing, coding, counting and transmission. It accommodates 70 to 500 grams of product and packages at the speed 100 to 120 bags per minute. The granular packaging line also automates measuring, bag making, filling, cutting, bag shaping, coding, counting and transmission. It accommodates 75 to 1,000 grams of product at the speed of 90 to 120 bags per minute. The Hatta hybrid packaging line is used for packing the healthy congee and colored grains. It automates measuring, bag making, filling, cutting, bag shaping, coding, counting and transmission, and accommodates 50 to 500 grams of product at the speed of 120 to 150 bags per minute. The powder packing line is used for packaging grain flour products and automates measuring, bag making, filling, cutting, bag shaping, coding, counting and transmission, and accommodates 5 to 5,000 grams of product at the speed of 80 to 90 bags per minute.

Our product labeling complies with the Interim Measures for Labeling of Food Products of Enterprises in the Shanxi Province and the GB7718-1994 Standards for Food Products Labeling. The Company has obtained the registration certificate (Record number SB/1407000-009-01).

•	Warehousing and Logistics Capacity

We rent many large warehouses for storage of raw materials (mainly corn). Total capacity is greater than 50,000 tons and annual turnover is about 250,000 tons. We are also constructing a new storage center situated on 70 mu (approximately 46,690 square meters) of land for storage of more than 70,000 tons of food products and annual turnover of greater than 350,000 tons. The new storage center is scheduled for completion by the end of June, 2010.

The cave type warehouses that we use are fully enclosed and have thermostatic and moisture proof characteristics. Each of the cave type warehouses is built with 1.5 meter thick walls and moisture proof layers. They maintain a temperature of 10 degrees Celsius throughout the year, perfectly suited for food storage. Since no air conditioning is required, the operating costs of the warehouses are low. The warehouses are equipped with infrared sensors that can accurately detect temperature changes and the presence of rodents, insects, and other pests.

Before corn can be stored in warehouses, it must undergo drying and water removal treatments. We have three sets of drying equipment allowing us to process up to 350,000 tons annually. The new storage center will be equipped with the most advanced equipment for corn drying allowing it to process 500,000 tons annually. After the drying process, the corn is packaged in bags and moved to warehouses. There, the products undergo insecticide and anti-bacterial treatments. After being sealed for 15 days and air ventilated for another 7 days, the products are then be stored in enclosed warehouses.

We have exclusive lease agreement with three railway lines for freight transportation to ensure speedy delivery of our products at a low cost (compared to truck transportation).

Research and Development

The Company hires a number of agricultural experts as the consultants in sectors including food processing, breeding, cultivation, nutrition and disease prevention. The Company, together with Shanxi Agricultural Sciences Institute, Shanxi Agricultural University and their Institute of Seeds and Planting, established a joint laboratory for research breeding and cultivation. This laboratory also provides quality testing of our products and provides suggestions for the improvement of our products. The Company also established an agricultural product research center in Beijing.

The Company’s R&D team and laboratory uses a hybridization technique for breeding rather than a genetically modified approach. At present, seeds produced by the Company are 50% larger than ordinary seeds. They have special characteristics such as strong drought resistance and resistance to pests. None of the seeds are cultivated using pesticides or chemical fertilizers. This not only reduces costs, but also increases the output and, most importantly, allows us to ensure that a portion of our crops are organic.

Target Market

We focus on promoting the concept of “healthy and green.” Target customers include urban city residents who pursue healthy diets. Management believes health-oriented food products are also important to families in first and second tier cities.

Operating Mode

We have established a large scale plantation adopting the mode of “Company + Farmers + Base.” Shanxi offers high quality land that supports organic growing of grains and corn. Our operating model is illustrated by the chart below:

Government Regulation

•	Grain Production and Sales Business

Our production, purchases and sales of grain food products are subject to the following rules and regulations in the People’s Republic of China:

1.	“The Food Safety Law of the People’s Republic of China” (the “Food Safety Law”)
2.	“Regulations on the Implementation of the Food Safety Law of the People’s Republic of China” (the “Regulations”)
3.	“Law of the People’s Republic of China on Quality and Safety of Agricultural Products” and the Food Distribution Management Ordinance.

We are engaged in the sale of packaged grain products. The supervising authority for such products is the Beijing Bureau of the Industry and Commerce. Pursuant to Regulation 29 of the Food Safety Laws, entities engaging in food production, food distribution and food service, must obtain a Food Production Permit, Food Distribution Permit and Food Service Permit. Those who have obtained the Food Production Permit are authorized to operate a food production business and are not required to apply for a Food Distribution Permit. However we have also obtained the Food Distribution Permit from the Beijing Bureau of Industry and Commerce.

We are also engaged in the production and sale of grain foods. The supervising authority for such production is the Technology Quality Supervision Bureau of Shanxi Province. Pursuant to Food Safety Laws and ancillary regulations, the nation’s Head Office of the Technology Quality Supervision Bureau supervises technology quality of enterprises which are engaged in food production. The Bureau issues Food Production Permits, undertakes mandatory examinations of technology quality for entry into the industry and is responsible for investigation of incidents regarding food safety. Pursuant to Regulation 29 of the Food Safety Laws, entities engaging in food production, food distribution and food service, must obtain the Food Production Permit, Food Distribution Permit and Food Service Permit. Those who have obtained the Food Production Permit are authorized to operate food production businesses and are not required to apply for a Food Distribution Permit. Deyu has also obtained the nation’s Industrial Production Permit from the Technology Quality Supervision Bureau (Cereals: QS140701040051 and Flour: QS140701016210). Our food labeling complies with the Interim Measures for Labeling of Food Products of Enterprises in Shanxi Province and GB7718-1994 Standards for Food Products Labeling and has obtained the relevant registration certificate (Record number SB/1407000-009-01).

•	Corn Purchase and Sale Business

Yuliang is engaged in the purchase and sale of raw corn products. The supervising authority for the purchase and sale of raw corn products is the State Administration of Grain. Pursuant to Regulation 6 of the Food Distribution Management Regulations announced by the State Council of PRC, the State Council Development and Reform Department (NDRC) and the National Food Administration Departments (the commissions National Food Authority) are responsible for the mid and long-term planning of the nation’s overall balance of foods, regulation, restructuring of important food species and food distribution. The National Food Administration Department is responsible for food distribution, guidance to the industry, oversight of the food distribution laws, regulations, policies and implementation of rules and regulations. Pursuant to Regulation 9, food operators must obtain permits and register pursuant to relevant registration regulations. The Company has obtained the necessary Food Products Purchase Permit and operates in compliance with the relevant standards of food quality, storage, logistics and facilities.

Competitive Advantage

•	Unique Cultivation Environment

Shanxi is located on Loess Plateau in the western part of China. Jinzhong is located in the center of Shanxi. The topography of the regions creates optimal conditions for growing grains. Favorable weather conditions, combined with our unique and advantageous geographical conditions leads to high-quality products. There has been no serious flood or drought in the region in the past 100 years. The temperature difference between day and night is greater than 10 degrees Celsius. The weather is dry and cold. There are about 158 days without frost during the year and the growing period is longer than 135 days. The weather conditions are especially favorable for growing corn and grains. Grains are highly drought resistant. Growing grains is reliant on natural rainfall, no irrigation is required throughout the year, and no application of chemical fertilizer or pesticides is needed. Irrigation by underground water is only required in exceptional circumstances.

The northern and southern parts of Shanxi are rich in coal mines. There are no large coal mines or other large polluting industries in the central part of Shanxi, where Jinzhong is located. Jinzhong’s economy relies heavily on agriculture. Jinzhong’s cultivation lands are located in Jinzhong City.

•	Scale Production Advantage

Agricultural lands for the large scale farming of grains are becoming rare in China. With the support of our local government, we have adopted the operation mode of Company + Farmers + Base on a large scale. In the past three years, we signed agricultural co-operative agreements with governments of the counties and villages of Jinzhong for exclusive farming rights to 550,000 mu (approximately 367 square kilometers) of farmland for 20 years. Local governments arrange for farmers to grow crops on the farming land and we place orders with the farmers via farmer agents each year. The farmers plant according to the size of the orders. We acquire the crops after harvest. We do not own title to the land nor do we own the right to use the land.

•	Technical Support

To improve the technology in farming, breeding and cultivation, and processing, we hired 6 professors as consultants. With Shanxi Agricultural Sciences Institute and Shanxi Agriculture University and their breeding and cultivation center, we established joint laboratories for the research and development of corn and grain breeding and cultivation. Research and development expenses for each of the last two years were USD $43,364 and USD $98,087 respectively. We will continue to allocate more resources to research and development in the future.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our companies’ subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Employees

We currently have approximately 100 full time employees and approximately 600 part-time employees working on a seasonal basis.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Current Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Substantially all of our business, assets and operations are located in PRC.

Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may have a negative effect on us.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued services of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the PRC, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. If we are unsuccessful in our efforts in this regard, it could have an adverse effect on our business, financial condition and results of operations.

Any disruption of the operations in our factories would damage our business.

Our operations could be interrupted by fire, flood, earthquake and other events beyond our control for which we may not carry adequate insurance. Any disruption of the operations in our factories would have a significant negative impact on our ability to store, package, manufacture, and deliver products which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

Adverse weather conditions could reduce supply and/or demand for our products.

The supply of and demand for our corn and grain products fluctuate significantly with weather conditions, which could have either a positive or negative effect on production. If any natural disasters, such as flood, drought, hail, tornadoes or earthquakes, occur, supply for our products would likely be reduced.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to obtain regulatory or governmental approvals for our products.

The manufacture and sale of our agricultural products in the PRC is regulated by the PRC and the local Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. We may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of their products. Our many permits and licenses related to the agricultural and food industries may expire and there is not guarantee the government or certifying agency will renew our licenses and/or certifications.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or violates PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We do not have key man insurance on our Chairman and CEO, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Jianming Hao, our CEO and Chairman of the Board. The loss of the services of Mr. Hao, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Hao will continue to be available to us, or that we will be able to find a suitable replacement for him. We do not carry key man life insurance for any key personnel.

Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

The prices for the raw materials that we use in the manufacture of our fertilizer products are subject to market forces largely beyond our control, including the price of coal, our energy costs, organic chemical feedstock costs, market demand, and freight costs. The prices for these raw materials may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

Our plans to build additional plants and to improve and upgrade our internal control and management system will require capital expenditures in 2010.

Our plans to build additional plants and to improve and upgrade our internal control and management system will require capital expenditures in 2010. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, failures to receive regulatory approvals, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, failures to receive regulatory approvals, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

We could face increased competition.

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We believe this trend will continue and probably accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our organic growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may need to hire additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and our management and operations will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the agriculture industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with our annual report for fiscal year 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file a separate attestation report regarding our internal financial reporting controls stating whether it believes that we have maintained, in all material respects, effective internal controls over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a United States shell company, so there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, our operating subsidiary prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had the initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States) rules. Because our operating subsidiary does not have significant experience with U.S. generally accepted accounting principles, it may be more burdensome for it to comply on a timely basis with SEC reporting requirements.

Our operations are currently focused in China, and any adverse change to the economy or business environment in china could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are currently concentrated in China. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in China, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes, work stoppages or slowdowns at any of its subcontractors or suppliers could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Relating to the People's Republic of China

Certain political, geographic and economic factors relating to operating in the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The uncertain application of many relatively new PRC laws that may apply to us create an unpredictable environment for our business operations and could have a material adverse effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Labor costs may be increased due to the implementation of the new PRC Labor Contract Law.

The PRC Labor Contract Law was adopted by the Standing Committee of the National People’s Congress of PRC on June 29, 2007 and became effective on January 1, 2008. The implementation of the new law, especially the following provisions, may increase our labor costs: (a) an employer shall make monetary compensation, which shall be based on the number of an employee’s working years with the employer at the rate of one month’s wage for each year, to the employee upon termination of the employment contract with certain exceptions (for example, in the circumstances where the term of a fixed-term employment contract expires and the employee does not agree to renew the contract even though the conditions offered by the employer are the same as or better than those stipulated in the current contract); (b) the wages of an employee on probation may not be less than the lowest wage level for the same job with the employer or less than 80% of the wage agreed upon in the employment contract, and may not be less than the local minimum wage rate; (c) if an employee has been working for the employer for a consecutive period of not less than 10 years, or if a fixed-term employment contract with an employee was entered into on two consecutive occasions, generally the employer should enter into an open-ended employment with such employee, unless the employee requests for a fixed-term employment contract; (d) if an employer fails, in violation of the related provisions, to enter into an open-ended contract with an employee, it shall each month pay to the employee twice his wage, starting from the date on which an open-ended employment contract should have been entered into; (e) if an employer fails to enter into a written employment contract with an employee more than one month but less than one year after the date on which the employer started using him, the employer shall each month pay to the employee twice his wage; and (f) if an employer hires an employee whose employment contract with another employer has not yet been terminated or ended, causing the other employer to suffer a loss, it shall be jointly and severally liable with the employee for the compensation of such loss. Our labor costs may increase due to the implementation of the new PRC Labor Contract Law and our business and results of operations may be materially and adversely affected.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or “SAFE,” effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE and its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Since most of our assets are located in the PRC, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Risks Associated with our Securities

Our securities are restricted securities with limited transferability.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely find it difficult to liquidate an investment.

We may be subject to penny stock rules which will make the shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect the relative value of the Company. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loans.

Special Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements. When used in this Report or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Current Report are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of City Zone for the years ended December 31, 2008 and 2009, should be read in conjunction with the Selected Consolidated Financial Data, City Zone’s financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business Overview

Operating through our wholly-owned subsidiaries, Jinzhong Deyu Agriculture Trading Co. Limited (“Deyu Agriculture”), Jinzhong Yongcheng Agriculture Trading Co. Limited (“Yongcheng”), and Jinzhong Yuliang Agriculture Trading Co. Limited (“Yuliang”), we are an emerging organic and non-organic agricultural products distributor in the Shanxi province of the People’s Republic of China engaged in procuring, processing, marketing and distributing various grain and corn products. Deyu Agriculture focuses on processing and distributing grain products. Yongcheng and Yuliang focus on distributing corn and corn byproducts.

•
Grain Products –Deyu Agriculture procures and distributes grain products including millet, green beans, soy beans, black rice, and whole wheat flour. Deyu Agriculture acquires unprocessed grains and performs value-added processes to the grains such as peeling, cleaning, grinding and packaging. The majority of our finished products are then sold directly to supermarkets and grain wholesalers. Deyu Agriculture is the only company in the Shanxi province to have a portion of its products certified as “Organic” by the China Organic Food Certification Center. The certification is effective from December 31, 2009 to December 20, 2010.

•	Corn –Yongcheng and Yuliang process and distribute corn and corn byproducts. Yongcheng and Yuliang acquire unprocessed corn and perform value-added processes such as cleaning, drying, and packaging.

Operating revenue for the fiscal year ended December 31, 2009 was $40,732,447, representing a 135.86% increase from the fiscal year ended December 31, 2008. Our net income for the fiscal year ended December 31, 2009 was $7,181,132, representing a 107.24% increase from $3,465,115 for the fiscal year ended December 31, 2008.

City Zone’s current corporate structure is set forth below:

City Zone is a holding company incorporated under the laws of the British Virgin Islands and is the sole shareholder of Most Smart International Limited (“Most Smart”). Most Smart was incorporated under the laws of Hong Kong on March 11, 2009 and owns 100% of the issued and outstanding capital stock of Redsun Technology (Shenzhen) Co. Limited (“Red Sun”), a wholly foreign owned enterprise (“WFOE”) with limited liability incorporated under the PRC laws on August 20, 2009. Red Sun is the sole shareholder of Shenzhen JiRuHai Technology Co. Limited (“Jiruhai”) which was incorporated in the PRC on August 20, 2009. Jiruhai is the 100% owner of the issued and outstanding capital stock of Detian Yu. Detian Yu was incorporated under the PRC laws on November 30, 2006 and is the sole shareholder of Jinzhong Deyu Agriculture Trading Co. Limited (“Jinzhong Deyu”), Jinzhong Yongcheng Agriculture Trading Co. Limited (“Yongcheng”) and Jinzhong Yuliang Agriculture Trading Co. Limited (“Yuliang”), all of which were also incorporated under the PRC laws on April 22, 2004, May 30, 2006, and March 17, 2008, respectively.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Inventories

Our inventories are stated at lower of cost or market.  Cost is determined on moving-average basis.  Costs of inventories include purchase and related costs incurred in delivering the products to their present location and condition.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions.  Management periodically evaluates the composition of its inventories at least quarterly to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property, plant, and equipment

Property, plant, and equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.  When property, plant, and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (in years)
Automobiles	5
Buildings	30
Office equipment	5
Machinery and equipment	10

Construction-in-progress

Construction-in-progress consists of amounts expended for warehouse construction.

Construction-in-progress is not depreciated until such time as the assets are completed and put into service.  Once warehouse construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, and equipment.

Long-lived Assets

We apply the provisions of FASB ASC Topic 360 (ASC 360), "Property, Plant, and Equipment" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis.  ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Revenue Recognition

Our revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”).  We recognize product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  We recognize revenue for product sales upon transfer of title to the customer.  Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered.  We assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

Our revenue is recognized net of value-added tax (VAT), reductions to revenue for estimated product returns, and sales discounts based on volume achieved in the same period that the related revenue is recorded.  The estimates are based on historical sales returns, analysis of credit memo data, and other factors known at the time.  For the years ended December 31, 2009 and 2008, sales discounts were $847,849 and $455,633, respectively.

Research and Development

We expense our research and development costs as incurred.  Research and development costs for the years ended December 31, 2009 and 2008 were $98,087 and $43,364, respectively.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued ASC Topic 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) - a replacement of FASB Statement No. 162”, which has become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities.  The Codification is effective in the third quarter of 2009, and accordingly, all subsequent reporting will reference the Codification as the sole source of authoritative literature.  We do not believe that this will have a material effect on our financial statements.

In June 2009, the FASB issued ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued.  It is effective for interim and annual periods ending after June 15, 2009.  There was no material impact upon the adoption of this standard on our financial statements.

In June 2009, the FASB issued ASC 810, “Consolidation”, for determining whether to consolidate a variable interest entity.  These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary.  We do not believe this pronouncement will impact our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, “Measuring Liabilities at Fair Value”, which provides additional guidance on the measurement of liabilities at fair value.  These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets.  If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.  These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009 and did not have a significant impact on our financial statements.

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition – Multiple Deliverable Revenue Arrangements” (“ASU 2009-13”).  ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25.  The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance.  The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting.  This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral.  The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables.  Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance.  This guidance also expands the disclosures required for multiple-element revenue arrangements.  We do not believe that this will have a material effect on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”.  This ASU requires new disclosures and clarifies certain existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.  The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

RESULTS OF OPERATIONS

The following table sets forth information from our statements of operations for the years ended December 31, 2009, and 2008:

	For the Years Ended December 31,
	2009	2008

Net Revenue	$40,732,447	$17,269,937
Cost of Goods Sold	(30,136,581)	(12,673,361)
Gross profit	10,595,866	4,596,576

Operating expenses
Selling expenses	(1,947,613)	(770,157)
General and administrative expenses	(719,910)	(272,091)
Other expenses	(556,312)	-
Research and development expenses	(98,087)	(43,364)
Total operating expenses	(3,321,922)	(1,085,612)

Operating Income	7,273,944	3,510,964

Other income (expenses):
Interest Income	10,081	1,440
Interest Expense	(102,893)	(47,289)
Total other expenses	(92,812)	45,849

Income before income tax	7,181,132	3,465,115
Provision(benefit) for income tax	-	-
Net Income	$7,181,132	$3,465,115

For the years ended December 31, 2009 and 2008

Net Revenue: Our sales for the year ended December 31, 2009 were $40,732,447, compared to sales of $17,269,937 for the year ended December 31, 2008.

Cost of Goods Sold: Cost of goods sold was $30,136,581 for the year ended December 31, 2009, compared to cost of sales of $12,673,361 for the year ended December 31, 2008.

Gross Profit: Gross profits for the year ended December 31, 2009 was $10,595,866 compared to gross profits of $4,596,576 for the comparable period in 2008.

Operating Expenses: Operating expenses, including selling expenses, general and administrative expenses, other expenses and research and development expenses were $3,321,922 for the year ended December 31, 2009 as compared to $1,085,612 for the comparable period in 2008, an increase of $2,236,310.

Interest Expense: Interest expense for the year ended December 31, 2009 was $102,893 compared to interest expense of $47,289 for the comparable period in 2008.

Net Income: Net Income for the year ended December 31, 2009 was approximately $7,181,132 compared to $3,465,115 for the year ended December 31, 2008, an increase of $3,716,017.

Foreign Currency Translation Adjustment: Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Liquidity and Capital Resources

As of December 31, 2009, we had net income of $7,181,132 and working capital of approximately $13,997,163. At December 31, 2009, we had cash and cash equivalents of $2,562,501 as compared to $332,409 as of December 31, 2008.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2009	2008

Net cash provided by (used in) operating activities	1,622,346	(241,347)
Net cash used in investing activities	(22,976,589)	(2,842,474)
Net cash provided by financing activities	23,582,934	3,286,171

Net cash provided by operating activities was $1,622,346 for the year ended December 31, 2009, compared to net cash used in operations of $241,347 for the year ended December 31, 2008.

Net cash used in investing activities was $22,976,589 for the year ended December 31, 2009, compared to net cash used in investing activities of $2,842,474 for the year ended December 31, 2008.

Net cash provided by financing activities amounted to $23,582,934 for the year ended December 31, 2009, compared to net cash provided by financing activities of $3,286,171 for the year ended December 31, 2008.

DESCRIPTION OF PROPERTY

Storage Facilities

We rented several large standardized warehouses for the storage and turnover of raw products (mainly corn). The capacity exceeds 50,000 tons with annual turnover of 250,000 tons. We are constructing a new and modern storage center on 70 mu (approximately 46,690 square meters) of land for storage capacity exceeding 70,000 tons of food products and the annual turnover is expected to exceed 350,000 tons. Completion of the new storage facility is scheduled for the end June, 2010.

The cave type warehouses are natural warehouses with enclosed, thermostatic and moisture proof characteristics. Each of the cave type warehouses is built with a 1.5 meter thick covering and moisture proof layers and maintains a temperature of 10 degree Celsius throughout the year, ideal for food storage. Because no air conditioning is required, the operating costs of the warehouses are low. The warehouses are equipped with infrared detective and temperature sensing devices which are able to accurately detect rodents, insects and temperature changes.

Production Facilities and Equipment

We are equipped with three fully automated production lines for millet, grains and flour which include various rice milling machines, filtering machines, elevators, color selection machines, exhaust fans, automatic packaging machines and other equipment.

DIRECTORS AND OFFICERS

Set forth below is information regarding our directors, executive officers and director nominees. Pursuant to the terms of the Share Exchange, ECBI’s officers and directors shall resigned, with such director resignations to become effective on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our stockholders (the “14F Effective Date”) regarding the change in our board of directors pursuant to the Share Exchange. Prior to the Share Exchange, our board of directors appointed Mr. Jianming Hao as the Chairman of our Board, with such appointment to be effective on the 14F Effective Date. The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Provided below is a brief description of our directors’ business experience and an indication of directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Jianming Hao	35	Chief Executive Officer, Chairman of the Board of Directors
Wenjun Tian	36	Executive Director

Mr. Jianming Hao, Chief Executive Officer and Chairman of the Board of Directors

Mr. Hao is the CEO and Chairman of the Company. Between December 2001 to May 2004, Mr. Hao served as the Finance Manager of China Merchants Dichain (Asia) Ltd., a Hong Kong listed company. Between May 2004 and November 2007, Mr. Hao served as a director and Vice President of Shenzhen Litong Investments Ltd. Mr. Hao is well experienced in corporate management.

Mr. Hao received a Master’s degree in Finance from Nankai University. He is also a certified public accountant in China.

Mr. Wenjun Tian, Executive Director

Mr. Tian is the Executive Director of the Company. Between September 2003 and December 2007, Mr. Tian served as the Chairman of Shanxi Dongsheng Auction Co., Ltd. Between January 2008 and November 2009, Mr. Tian served as the Chairman of Dongsheng International Investment Inc. He has been a director of Detian Yu since December 2009.

Mr. Tian is the holder of an undergraduate degree and has over 10 years experience in corporate management. Mr. Tian is particularly experienced in investment in agricultural enterprises.

Executive Compensation

The following table sets forth the compensation paid or accrued by us to our President, Chief Executive Officer, Chief Financial Officer and each of our other officers for the year ended December 31, 2009 and 2008.

Name	Title	12/31/2009 Fiscal Year Annual Salary (US$)	12/31/2008 Fiscal Year Annual Salary (US$)
Jianming Hao	Chairman and Chief Executive Officer	$ 2,200	$ 0

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Due from related parties

Total due from related parties amounted to $0 and $5,716,380 as of December 31, 2009 and 2008, respectively.

The balance of $5,716,380 mainly consisted of loans to the original shareholders of Beijing Detian Yu. Those loans were unsecured, bearing no interest, and no due date was specified.

Due to related parties

	As of December 31,
	2009	2008
Advances from -
Mr. Jianming Hao	$84,120	-
Mr. Junde Zhang	$61,530	$556,981
Mr. Yongqing Ren	-	$3,358,814
Total	$116,968	$3,915,795

Mr. Jianming Hao is the Chief Executive Officer and Managing Director of the Company. Mr. Junde Zhang and Mr. Yongqing Ren are Vice Presidents and Directors of the Company. Those advances as of December 31, 2009 and 2008 were unsecured, bearing no interest, and no due date was specified.

Guarantees

As of December 31, 2009 and 2008, Jinzhong Yuliang provided guarantees on short-term loans obtained by Jinzhong Yongcheng.

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Lock Up Agreements

All of the shares of Common Stock to be owned by the management of City Zone Holdings Limited will be restricted from public or private sale for a period of twelve (12) months following the closing of the Offering.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and the Company.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Corporation Information

Our principal executive offices are located at Tower B Jinshang International Building, 7th Floor, Room 701,Yinbing West Street Jinzhong City, Shanxi Province, China and the correspondence address of the Company is located at Unit 106, Tern Centre, Tower II, 251 Queen’s Road, Central Hong Kong, Attention: Jianming Hao, Telephone No: (86) 138-2882-4414, Fax No: (852) 2857 6826.

CHINA REGULATIONS

This section sets forth a summary of the most significant Chinese regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiaries.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the MOFCOM and the National Development and Reform Commission or the NDRC in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The PRC Subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, foreign-invested enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005, and was further supplemented by two implementation notices issued by SAFE on November 24, 2005 and May 29, 2007, respectively. SAFE Notice 75 states that PRC residents, whether natural or legal persons, must register with the relevant local SAFE branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in SAFE Notice 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in SAFE Notice 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit. SAFE implementation notice of November 24, 2005 further clarifies that the term “PRC natural person residents” as used under SAFE Notice 75 refers to those “PRC natural person residents” defined under the relevant PRC tax laws and those natural persons who hold any interests in domestic entities that are classified as “domestic-funding” interests.

PRC residents are required to complete amended registrations with the local SAFE branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and these changes do not relate to return investment activities. PRC residents who have already organized or gained control of offshore entities that have made onshore investments in the PRC before SAFE Notice 75 was promulgated must register their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Under SAFE Notice 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains. The registration and filing procedures under SAFE Notice 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since 1 January, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From 1 January, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”. Non-resident enterprises refer to enterprises which do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefor such income taxes generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the New EIT Law. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

 On August 8, 2006, six PRC regulatory agencies, including MOFCOM, CSRC, SASAC, SAT, SAIC and SAFE, jointly amended and released the M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process. The application of the M&A Rules with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals (“RSADC”) was promulgated by the State Council on January 26, 2002, effective as of March 15, 2002. It sets forth general requirements for manufacturing and the storage of dangerous chemicals in China. The RSADC requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the RSADC, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Food Safety Law of the People’s Republic of China

The Food Safety Law of the People’s Republic of China (the “Food Safety Law”) as adopted at the 7th Session of the Standing Committee of the 11th National People’s Congress of the People’s Republic of China and effective on June 1, 2009, governs the food safety in food production and business operation activities. Pursuant to the Food Safety Law, food producers must establish an internal inspection and record system for raw materials and predelivery products, and food distributors must also establish internal systems to record and inspect food products procured from suppliers. In addition, any food addictives that are not in the approved government catalog must not be used and no food products can be sold inspection-free.

Regulations on the Implementation of the Food Safety Law of the People’s Republic of China

The Regulations on the Implementation of the Food Safety Law of the People’s Republic of China (the “Regulations”) as adopted at the 73rd Standing Committee Meeting of the State Council on July 8, 2009 and effective on July 20, 2009, are promulgated in accordance with the Food Safety Law. The Regulations require that the local People’s Government at or above the country level shall perform the responsibility specified in the Food Safety Law, improve the ability for supervision and administration of food safety, ensure supervision and administration of food safety; establish and improve the coordination mechanism between food safety regulatory authorities, integrate and improve the food safety information network, and realize the sharing of food safety and food inspection information and other technical resources.

Law of the People’s Republic of China on Quality and Safety of Agricultural Products

The Law of the People’s Republic of China on Quality and Safety of Agricultural Products was adopted at the 21st Meeting of the Standing Committee of the Tenth National People’s Congress on April 29, 2006. This Law was enacted in order to ensure the quality and safety of agricultural products, maintain the health of the general public, and promote the development agriculture and rural economy. Pursuant to this Law, agricultural products distribution enterprises shall establish a sound system of inspection and acceptance for their purchases. In addition, agricultural products that fail to pass the inspection based on the quality and safety standards of agricultural products cannot be marketed.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of closing by (i) each person (or group of affiliated persons) who is known by us to own more than five (5) percent of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. Following the Share Exchange we have 11,866,174 shares of Common Stock issued and outstanding (on a fully diluted basis, including the shares of Series A Preferred Stock issued in the financing).

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of the Share Exchange, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount (number of shares)	Fully Diluted Percentage of Outstanding Shares of Common Stock
Expert Venture Limited (1)	6,238,205	52.57%
Sure Glory Holdings Limited	748,636	6.31%
Charming Action Management Limited	736,364	6.21%
Jianming Hao (2)	0	0%
Wenjun Tian (3)	0	0%
Yongqing Ren (4)	0	0%
Junde Zhang (5)	0	0%
Hong Wang (6)	0	0%

(1)
Mr. Yam Sheung KWOK is the sole and controlling person of Expert Venture Limited (referred to herein as “Expert”), owning all 1,000 shares of Expert (subject to the share transfer agreements discussed below).

(2)
Pursuant to a share transfer agreement, Mr. Jianming Hao, our Chairman and Chief Executive Officer, will have an option, subject to certain performance targets, to purchase from Mr. Yam Sheung KWOK, the current sole shareholder of Expert, up to 101 shares of Expert. Accordingly, upon exercise of such option, Mr. Hao will indirectly (through his ownership of Expert own and control 630,059 shares.

(3)
Pursuant to a share transfer agreement, Mr. Wenjun Tian, our Executive Director, will have an option, subject to certain performance targets (discussed in more detail below), to purchase from Mr. Yam Sheung KWOK, the current sole shareholder of Expert, up to 300 shares of Expert, which constitutes 30% of Expert. Accordingly, upon exercise of such option, Mr. Tian will indirectly (through his ownership of Expert) own and control 1,871,461 shares.

(4)
Pursuant to a share transfer agreement, Mr. Yongqing Ren will have an option, subject to certain performance targets (discussed in more detail below), to purchase from Mr. Yam Sheung KWOK, the current sole shareholder of Expert, up to 200 shares of Expert. Accordingly, upon exercise of such option, Mr. Ren will indirectly (through his ownership of Expert) own and control 1,247,641 shares.

(5)
Pursuant to a share transfer agreement, Mr. Junde Zhang will have an option, subject to certain performance targets (discussed in more detail below), to purchase from Mr. Yam Sheung KWOK, the current sole shareholder of Expert, up to 200 shares of Expert. Accordingly, upon exercise of such option, Mr. Zhang will indirectly (through his ownership of Expert) own and control 1,247,641 shares.

(6)
Pursuant to a share transfer agreement, Mr. Hong Wang will have an option, subject to certain performance targets (discussed in more detail below), to purchase from Mr. Yam Sheung KWOK, the current sole shareholder of Expert, up to 120 shares of Expert Venture Limited. Accordingly, upon exercise of such option, Mr. Wang will indirectly (through his ownership of Expert) own and control 748,585 shares

Share Transfer Agreements

The controlling person of Expert, Yam Sheung Kwok, entered into a certain Share Transfer Agreement whereby the controlling persons each agreed to transfer their interests to another beneficiary, subject to certain performance targets being met.

Jianming Hao

Mr. Yam Sheung Kwok, the sole shareholder of Expert, entered into a Share Transfer Agreement with Jianming Hao. Pursuant to the Share Transfer Agreement, Mr. Kwok granted to Mr. Hao an option to acquire 101 ordinary shares of Expert if certain performance targets are met. Specifically, the performance targets are:

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2010 as compared to consolidated net income for fiscal year ended December 31, 2009; and

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2011 as compared to its consolidated net income for fiscal year ended December 31, 2010.

Wenjun Tian

Mr. Yam Sheung Kwok, the sole shareholder of Expert, entered into a Share Transfer Agreement with Wenjun Tan. Pursuant to the Share Transfer Agreement, Mr. Kwok granted to Mr. Tian an option to acquire 300 ordinary shares of Expert if certain performance targets are met. Specifically, the performance targets are:

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2010 as compared to consolidated net income for fiscal year ended December 31, 2009; and

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2011 as compared to its consolidated net income for fiscal year ended December 31, 2010.

Yongqing Ren
Mr. Yam Sheung Kwok, the sole shareholder of Expert, entered into a Share Transfer Agreement with Yongqing Ren. Pursuant to the Share Transfer Agreement, Mr. Kwok granted to Mr. Ren an option to acquire 200 ordinary shares of Expert if certain performance targets are met. Specifically, the performance targets are:

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2010 as compared to consolidated net income for fiscal year ended December 31, 2009; and

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2011 as compared to its consolidated net income for fiscal year ended December 31, 2010.

Junde Zhang

Mr. Yam Sheung Kwok, the sole shareholder of Expert, entered into a Share Transfer Agreement with Junde Zhang. Pursuant to the Share Transfer Agreement, Mr. Kwok granted to Mr. Zhang an option to acquire 200 ordinary shares of Expert if certain performance targets are met. Specifically, the performance targets are:

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2010 as compared to consolidated net income for fiscal year ended December 31, 2009; and

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2011 as compared to its consolidated net income for fiscal year ended December 31, 2010.

Hong Wang

Mr. Yam Sheung Kwok, the sole shareholder of Expert, entered into a Share Transfer Agreement with Hong Wang. Pursuant to the Share Transfer Agreement, Mr. Kwok granted to Mr. Wang an option to acquire 120 ordinary shares of Expert if certain performance targets are met. Specifically, the performance targets are:

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2010 as compared to consolidated net income for fiscal year ended December 31, 2009; and

-
the Company, including City Zone and its subsidiaries, realizes an increase of twenty percent (20%) for the consolidated net income for fiscal year ended December 31, 2011 as compared to its consolidated net income for fiscal year ended December 31, 2010.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized stock consists of 85,000,000 shares: 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. The following summary description relating to our capital stock does not purport to be complete.

Common Stock

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy” below. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Series A Convertible Preferred Stock

The holders of Series A Convertible Preferred Shares will be entitled to receive, cumulative dividends in preference to the holders of Common Stock at an annual rate of 5% of the applicable per Series A Preferred Share original purchase price (the “Dividend Preference” and the “Dividends”). If, after the Dividend Preference has been fully paid or declared and set apart, the Company shall make any additional distributions, then the holders of Series A Preferred Shares shall participate with the holders of Common Stock on an as-converted basis with respect to such distributions. Dividends will be payable in cash or stock, at the Company’s option.

Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Shares will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $4.40 per share (the amount, the “Liquidation Preference Amount”), before any payment shall be made or any assets distributed to the holders of the Common Stock (the “Liquidation Preference”).

Each holder of Series A Preferred Shares will have the right, at the option of the holder at any time on or after the issuance of the Series A Preferred Shares, without the payment of additional consideration, to convert Series A Preferred Shares into a number of fully paid and nonassessable shares of Common Stock equal to: (i) the Liquidation Preference Amount of such share divided by (ii) the Conversion Price in effect as of the date of the conversion.

For a period of two (2) years following the issuance of the Series A Preferred Shares, the Conversion Price of Series A Preferred Shares will be subject to adjustment for issuances of Common Stock (or securities convertible or exchangeable into shares of Common Stock) at a purchase price less than the Conversion Price of the Series A Preferred Shares

The Series A Warrants

There are 746,479 Series A Warrants outstanding which were sold together with the Series A Convertible Preferred Shares, which:

(a)	entitle the holder to purchase 0.4 shares of Common Stock;
(b)
are exercisable at any time after consummation of the transactions contemplated by the Securities Purchase Agreement and shall expire on the date that is five years following the original issuance date of the Series A Warrants;

(c)	are exercisable, in whole or in part, at an exercise price of $5.06 per share of Common Stock; and
(d)
are exercisable only for cash (except that there will be a cashless exercise option if, after twelve months from the Issue Date, (i) the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation) and (ii) a registration statement under the Securities Act providing for the resale of the Common Stock issuable upon exercise of Warrant Shares is not in effect, in lieu of exercising this Warrant by payment of cash).

The summary of the Series A Warrants is qualified in its entirety by reference to the form of Series A Warrant attached hereto as Exhibit 10.5.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding Common Stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes

DESCRIPTION OF THE INVESTMENT SHARES

General

The private placement of the Investment Shares consisted of 1,866,174 Units. Each Unit consists of:

(a)          One (1) Series A Convertible Preferred Share; and

(b)          One (1) five year Series A Warrant to purchase 0.4 shares of Common Stock, at an exercise price of $5.06 per share.

Registration Rights

The Company will cause the Registrable Shares to be registered for resale under the Securities Act pursuant to the Registration Rights Agreement. The Registration Rights Agreement provides, among other things:

• that the Company shall file a registration statement for the Registrable Shares within 60 days after the Closing of the Offering; and

• cause the registration statement to become effective no later than 150 days after the Closing of the Offering, provided, however, that in the event of a “full review” by the SEC, the required effective date will be 180 days following the Closing of the Offering.

If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, it will be required to pay cash liquidated damages to investors, at the rate of 0.5% of the subscription amount in the Offering for each 30 day period after the Registration Date that such Registrable Shares have not been registered for resale under the Securities Act; provided, that such liquidated damages shall not exceed 8% of the subscription amount in the Offering; provided, however, that such liquidated damages shall not apply to any Registrable Shares that may be sold pursuant to Rule 144 under the Securities Act, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

The above summary of Registration Rights is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.2.

The Placement Agent

On January 27, 2010, Detian Yu Biotechnology (Beijing) Co. Ltd. entered into the Original Placement Agreement with a placement agent (the “Original Placement Agreement”). The Company intends to assume the rights and obligations under the Original Placement Agreement. Under the Original Placement Agreement, the Company is engaging the placement agent as the exclusive agent to sell the Units in this Offering on a “commercially reasonable efforts basis.” The placement agent will receive cash commissions equal to 7% of the gross proceeds received by the Company in connection with an equity financing and a cash corporate finance fee equally to 1% of the gross proceeds raised by the Company in the Offering, payable at the time of each Closing; five (5) year warrants to purchase that number of Series A Preferred Shares and Shares equal to 5% of the aggregate number of Series A Preferred Shares and Shares underlying the Units issued pursuant to this Offering; and a non-refundable cash retainer (or restricted shares) of $25,000 payable upon the execution of the retainer agreement. The Company also agreed to pay for all of the reasonable expenses the Placement Agent incurs in connection with the Offering.

FULLY-DILUTED CAPITALIZATION

Pro Forma Capitalization

As of the consummation of the Offering and the conversion into Common Stock of all Series A Preferred Stock, Class A Warrants and placement agent warrants, the following table sets forth the pro-forma capitalization of the Company, by stockholder group.

Stockholder Group	No. of Shares of Common Stock	Percentage	No. of Fully-Diluted Shares of Common Stock	Percentage
City Zone Shareholders	8,736,932	73.63%	8,736,932	68.76%
U.S. Advisors	731,249	6.16%	731,249	5.76%
Public Float	531,818	4.48%	531,818	4.19%
Investors (fully converted)	1,866,174	15.73%	1,866,174	14.69%
Investor Series A Warrants	-(1)	0.0%	746,479	5.87%
Placement Agent Warrants	-(2)	0.0%	93,309	0.73%
Total	11,866,173	100.0%	12,705,961	100.0%

(1) There are 746,479 Series A Warrants issued and outstanding that are not deemed exercised for the purpose of this table.
(2) There are 93,309 Placement Agent Warrants issued and outstanding that are not deemed exercised for the purpose of this table.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is thinly traded on the over-the-counter market under the symbol ECBI. Prior to the Share Exchange, the Company had not generated any revenue and accumulated losses of $17,760 for the period from inception through November 30, 2009. There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Transfer Agent and Registrar

West Coast Stock Transfer is currently the transfer agent and registrar for our Common Stock. Its address is 2010 Hancock Street, Suite A, San Diego, CA 92110. Its phone number is (619) 664-4780.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)
We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)
We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest.  We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)
To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Exchange Agreement, on April 27, 2010, the Company issued an aggregate of 8,736,932 shares of Common Stock to the City Zone Shareholders.  We received in exchange from the City Zone Shareholders 100% of the shares of City Zone, which exchange resulted in City Zone becoming our wholly owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As described in Item 1.01 above, on April 27, 2010, immediately after the  Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement of units, consisting of, 1,866,174 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Investor Shares”) and Series A warrants to purchase up to 746,479 shares of the Company’s Common Stock (the “Warrants”), for aggregate gross proceeds of approximately USD $8,211,165.60 (“the Private Placement”).

The issuance of the Investor Shares, the Warrant Shares and the Warrants were exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 4.01 Change in Registrant’s Certifying Accountant

On April 27, 2010, our board of directors (the “Board of Directors”) terminated George Stewart, CPA (“Stewart”) as our independent registered public accounting firm, and engaged a new independent registered public accounting firm, KCCW Accountancy Corp., Certified Public Accountants, (“KCCW”), to serve as the Company’s independent auditor. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Steward was terminated as our independent registered public accounting firm effective on April 27, 2010;
(ii)
for the two most recent fiscal years ended May 31, 2009, Stewart’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern;

	(iii)	the termination of Stewart and engagement of KCCW were approved by our Company’s Board of Directors;
(iv)
we did not have any disagreements with Stewart relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended May 31, 2009 and 2008, and subsequent interim periods ended August 30, 2009, November 30, 2009 and February 28, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Stewart, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and

(v)
during our fiscal years ended May 31, 2009 and 2008, and subsequent interim periods ended August 30, 2009, November 30, 2009 and February 28, 2010 and through the date of dismissal, the Company did not experience any reportable events.

(b)	(i)	On April 27, 2010, we engaged KCCW to serve as our independent registered public accounting firm.
(ii)
prior to engaging KCCW, we had not consulted KCCW regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on its financial statements or a reportable event, nor did we consult with KCCW regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports; and

	(iii)	we did not have any disagreements with KCCW, and therefore did not discuss any past disagreements with KCCW.

(c)		We requested that Stewart furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Stewart. That letter is attached hereto as Exhibit 16.1.

Item 5.01 Changes in Control of Registrant.

As described in Item 2.01, in connection with the Exchange Agreement, on April 27, 2010, we issued 8,736,932 shares of our Common Stock to the City Zone Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of City Zone. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as described in Item 5.02 of this Current Report dated April 27, 2010, Christopher Kidney, our former Director, President, Chief Executive Officer and Chief Financial Officer resigned from his positions and cancelled the 3,000,000 shares that he previously held.

Other than the transactions and agreements disclosed in this Form 8-k, we know of no arrangements which may result in a change of control at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On the Closing Date, Christopher Kidney resigned from the Board and all of the officer positions that he held at the Company, and Jianming Hao was appointed as Chairman of the Board and Wenjun Tian was appointed as a member of the Board. In addition, on the Closing Date, Jianming Hao was appointed to serve as the Chief Executive Officer. Following the expiration of the ten (10) day time period following the mailing of an Information Statement complying with rule 14F-1 under the Exchange Act, Mr. Kidney’s resignation as a director shall become effective and Jianming Hao and Wenjun Tian shall serve as directors of the Company.

Set forth below is information regarding our directors, executive officers and director nominees. Pursuant to the terms of the Share Exchange, ECBI’s officers and directors shall resigned, with such director resignations to become effective on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our stockholders (the “14F Effective Date”) regarding the change in our board of directors pursuant to the Share Exchange. Prior to the Share Exchange, our board of directors appointed Mr. Jianming Hao as the Chairman of our Board, with such appointment to be effective on the 14F Effective Date. The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Provided below is a brief description of our directors’ business experience and an indication of directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Jianming Hao Wenjun Tian	35 36	Chief Executive Officer, Chairman of the Board of Directors Executive Director

Mr. Jianming Hao, Chief Executive Officer and Chairman of the Board of Directors

Mr. Hao is the CEO and Chairman of the Company. Between December 2001 to May 2004, Mr. Hao served as the Finance Manager of China Merchants Dichain (Asia) Ltd., a Hong Kong listed company. Between May 2004 and November 2007, Mr. Hao served as a director and Vice President of Shenzhen Litong Investments Ltd. Mr. Hao is well experienced in corporate management.

Mr. Hao received a Master’s degree in Finance from Nankai University. He is also a certified public accountant in China.

Mr. Wenjun Tian, Executive Director

Mr. Tian is the Executive Director of the Company.  Between September 2003 and December 2007, Mr. Tian served as the Chairman of Shanxi Dongsheng Auction Co., Ltd. Between January 2008 and November 2009, Mr. Tian served as the Chairman of Dongsheng International Investment Inc. He has been a director of Detian Yu since December 2009.

Mr. Tian is the holder of an undergraduate degree and has over 10 years experience in corporate management. Mr. Tian is particularly experienced in investment in agricultural enterprises.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2010, as a result of the consummation of the Share Exchange, we changed our fiscal year end from May 31 to December 31 to conform to the fiscal year end of City Zone.

On April13, 2010, we amended our articles of incorporation to authorize the issuance of 10,000,000 shares of blank check preferred stock, par value $0.001 per share. The Board of Directors was also given the authority to designate the rights and preferences of the preferred stock without seeking shareholder approval. The amendment to the Articles of Incorporation is annexed hereto as Exhibit 3.1.

Item 5.06 Change In Shell Company Status.

As described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, City Zone became our wholly owned subsidiary and our main operating business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For more information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 8.01 Other Events.

On April 30, 2010, we issued a press release announcing the consummation of the transactions contemplated by the Share Exchange Agreement. The press release is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
Audited consolidated financial statements of Keyuan International Group Limited as of and for the years ended December 31, 2009 and 2008, and related notes thereto.

(b)	PRO FORMA FINANCIAL INFORMATION.
Unaudited pro forma financial statements and related notes thereto.

(c)	SHELL COMPANY TRANSACTIONS None

Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement dated April 27, 2010
3.1	Amendment to Article of Incorporation to Increase Authorized Shares
4.1	Certificate of Designation of Rights and Preferences of Series A Preferred Stock
10.1	Securities Purchase Agreement dated April 27, 2010
10.2	Registration Rights Agreement dated April 27, 2010
10.3	Securities Escrow Agreement dated April 27, 2010
10.4	Lock-up Agreement dated April 27, 2010
10.5	Form of Series A Warrant
16.1	Letter from George Stewart, CPA
99.1
Audited consolidated balance sheets of City Zone Holdings Limited and its subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years ended December 31, 2009

99.2	Unaudited pro forma financial statements and related notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING INTERNATIONAL, INC.

Date: May 3, 2010	By:	/s/ Jianming Hao
Jianming Hao
Chief Executive Officer